UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 19, 2025
BKV CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-42282	85-0886382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 17th Street, Suite 2100 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (720) 375-9680
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BKV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters to a Vote of Security Holders

BKV Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 19, 2025. The Carideo Group, Inc., the independent inspector of elections (the "Inspector of Elections") for the Annual Meeting, delivered its final vote tabulation on June 20, 2025 that certified the final voting results for each of the matters that were submitted to a vote at the Annual Meeting. Set forth below are the final voting results as provided by the Inspector of Elections.

Proposal 1: The Company’s stockholders elected to the board of directors of the Company each of the following Class I director nominees to serve until the 2028 annual meeting of stockholders.

Name	Votes For	Withheld	Broker Non-Votes
Christopher P. Kalnin	73,550,434	3,907,882	1,210,650
Chanin Vongkusolkit	73,235,315	4,223,001	1,210,650
Anon Sirisaengtaksin	70,320,090	7,138,226	1,210,650
Somruedee Chaimongkol	71,360,778	6,097,538	1,210,650

Proposal 2: The Company’s stockholders approved the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Votes For	Votes Against	Abstentions	Broker Non-Votes
78,545,372	6,755	116,839	—

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BKV Corporation

June 20, 2025	By:	/s/ David R. Tameron
David R. Tameron
Chief Financial Officer